UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2016, Richard A. Burnett, the Vice President and Chief Financial Officer of EXCO Resources, Inc. (the “Company”), submitted notice of his departure from his positions as an officer and employee of the Company and its subsidiaries and affiliates, effective as of the close of business on August 22, 2016. Mr. Burnett currently serves as the Company’s principal financial officer and principal accounting officer for Securities and Exchange Commission (“SEC”) reporting purposes. Mr. Burnett’s resignation is not the result of any material disagreement with the Company regarding its operations, policies or practices.

In order to fill the vacancies resulting from Mr. Burnett’s departure, on August 19, 2016, the Company’s board of directors appointed Chris Peracchi, the Company’s current Vice President of Finance and Investor Relations, and Treasurer, as the Company’s Vice President and acting Chief Financial Officer, as well as designated Mr. Peracchi as the Company’s principal financial officer for SEC reporting purposes, in each case effective as of the date of Mr. Burnett’s departure. Mr. Peracchi will also continue to serve as the Company’s Treasurer. In addition, on August 19, 2016, the Company’s board of directors designated Brian Gaebe, the Company’s current Chief Accounting Officer, as the Company’s principal accounting officer for SEC reporting purposes, effective as of the date of Mr. Burnett’s departure.

Chris Peracchi, age 48, became the Company’s Treasurer and Director of Finance and Investor Relations in May 2013 and became its Vice President of Finance and Investor Relations in September 2014. Mr. Peracchi served as the Associate Director of Corporate Development and Investor Relations at Nabors Industries from April 2012 to April 2013 and Director of Finance and Investor Relations at Superior Well Services from March 2009 to April 2012. Mr. Peracchi has over 11 years of experience in Energy Investment Banking at KeyBanc Capital Markets and A.G. Edwards & Sons. Mr. Peracchi also spent four years at Coopers & Lybrand. Mr. Peracchi is a certified public accountant and received a Master’s in Business Administration from the University of Michigan and a Bachelor’s degree from Babson College.

Brian N. Gaebe, age 33, became the Company’s Chief Accounting Officer and Corporate Controller on April 28, 2016. Mr. Gaebe previously served in various roles since joining the Company in January 2013, including Corporate Controller and Director of Financial Reporting. Prior to joining the Company, Mr. Gaebe served as a manager in the audit and risk advisory services practice of KPMG LLP primarily focusing on clients in the energy industry. Mr. Gaebe received a Master of Science in Accounting degree and Bachelor of Business Administration degree with a concentration in accounting from Southern Methodist University. Mr. Gaebe is a certified public accountant in the State of Texas.

There are no arrangements or understandings between either Mr. Peracchi or Mr. Gaebe and any other persons pursuant to which Mr. Peracchi or Mr. Gaebe, as applicable, was selected to serve as an officer of the Company. In addition, there are no transactions between the Company and Mr. Peracchi or Mr. Gaebe or their respective immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On August 22, 2016, the Company issued a press release announcing the departure of Mr. Burnett and changes to the Company’s management. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 (including the information in Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release, dated August 22, 2016, issued by EXCO Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: August 22, 2016	By:	/s/ Justin Clarke
	Name:	Justin Clarke
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, dated August 22, 2016, issued by EXCO Resources, Inc.